Exhibit 10.30

CAMBREX CORPORATION
2009 LONG-TERM INCENTIVE PLAN
STOCK OPTION AGREEMENT

THIS AGREEMENT (this “Agreement”) made and entered into as of the ___ day of _______, 20__, by and between CAMBREX CORPORATION (the “Corporation”), and «Name» (the “Optionee”), evidences the grant to Optionee on __________ (the “Grant Date”) of an option (the “Stock Option”) to purchase the number of shares of Common Stock specified below, subject to the terms of this Agreement and the Cambrex Corporation 2009 Long-Term Incentive Plan (as amended and restated effective April 25, 2013) (the “Plan”).

1.             General.  The Stock Option is subject to the terms of the Plan, which are incorporated herein by reference, and to the provisions of this Agreement to the extent not inconsistent with the Plan.  Each capitalized term used in this Agreement and not separately defined herein shall have the meaning ascribed to it in the Plan.

2.             Shares Subject to Stock Option.  The Stock Option, which is a Nonqualified Stock Option, shall be exercisable at a purchase price of _____ per share for up to _______ shares (the “Shares”) of Common Stock, subject to the terms and conditions of the Plan and this Agreement.

3.             Expiration Date.  If not earlier terminated, the Stock Option shall terminate in all respects, and no attempted exercise as to any shares covered by the Stock Option shall be honored after, _______, 20__ (the “Expiration Date”).

4.             Vesting Schedule; Change in Control.

(a)            Vesting Schedule.  Except as otherwise provided in the Plan or this Agreement, the Stock Option shall be exercisable in accordance with and for up to the number of shares specified in the following exercise schedule (in each case as to whole shares only) but in no event later than the Expiration Date:

(i)            as to ________ Shares, from and after the first (1st) anniversary of the Grant Date;

(ii)            as to an additional ________Shares, from and after the second (2nd) anniversary of the Grant Date;

(iii)            as to an additional ________ Shares, from and after the third (3rd) anniversary of the Grant Date; and

(iv)            as to an additional ________ Shares, from and after the fourth (4th) anniversary of the Grant Date.

(b)            Change in Control.  The Stock Option, to the extent outstanding and not already exercisable, shall become exercisable upon the occurrence of a “Change in Control,” subject to the provisions of Section 4.4 of the Plan.

5.             Effect of Cessation of Employment.

(a)            Unvested Stock Options.  Except as otherwise determined by the Committee, any portion of a Stock Option held by an Optionee that is not exercisable on the date such Optionee’s Employment (as defined below) terminates shall expire immediately prior to such termination.

(b)            Retirement.  Subject to 5(f) below, if the Optionee ceases to be Employed by reason of retirement after the Optionee has attained age 55 and has completed at least five years of service to the Corporation and its Subsidiaries, or otherwise retires with the consent of the Committee, (any such qualifying retirement being herein called a “Retirement”), any portion of the Stock Option that is exercisable at the time of such cessation of employment shall remain exercisable until the earlier of (i) the first (1st) anniversary of the Retirement and (ii) the Expiration Date, whereupon the Stock Option will automatically and immediately terminate in full.

(c)            Death or Disability.  Subject to 5(f) below, if the Optionee ceases to be Employed by reason of death or Disability, any portion of the Stock Option that is exercisable at the time of such cessation of Employment shall remain exercisable until the earlier of (i) the first (1st) anniversary following such cessation and (ii) the Expiration Date, whereupon the Stock Option will automatically and immediately terminate in full.

(d)            Death or Disability Following Cessation of Employment.  If the death or Disability of the Optionee occurs during the 30-day period immediately following the cessation of the Optionee’s Employment (other than by reason of a Retirement) and while the Stock Option is still outstanding and exercisable or during the three-month period immediately following the Optionee’s Retirement and while the Stock Option is still outstanding and exercisable, then any portion of the Stock Option that was exercisable at the time of the Optionee’s death or Disability shall remain exercisable until the earlier of (i) the first (1st) anniversary of the Optionee’s death or Disability and (ii) the Expiration Date, whereupon the Stock Option will automatically and immediately terminate in full.

(e)            Voluntary Terminations; Terminations without Cause.  If the Optionee’s Employment is voluntarily terminated by the Optionee (other than as described in Section 5(b) or 5(f) below) or is terminated by the Corporation other than for Cause, any portion of the Stock Option that is exercisable at the time of such termination shall remain exercisable until the earlier of the thirtieth (30th) day following such termination and the Expiration Date, whereupon the Stock Option will automatically and immediately terminate in full.

(f)            Termination for Cause.  If the Optionee’s Employment is terminated by the Corporation for Cause or by the Optionee in circumstances that in the determination of the Committee would have justified a termination by the Corporation for Cause, the Stock Option (whether or not otherwise vested) shall automatically terminate immediately prior to such termination of Employment.

(g)            Certain Definitions.  For purposes of this Agreement, the following terms will have the meanings set forth below:

(i)            “Cause” means the Optionee’s (i) substantial failure to perform his or her duties and responsibilities to the Corporation or Subsidiaries or substantial negligence in the performance of such duties and responsibilities; (ii) commission of a felony; (iii) commission of theft, fraud, embezzlement, material breach of trust or any material act of dishonesty involving the Corporation or any of its Subsidiaries; (iv) significant violation of the code of conduct of the Corporation or its Subsidiaries or of any statutory or common law duty of loyalty to the Corporation or its Subsidiaries; or (v) material breach of any of the terms of the Plan or the Agreement, or of the terms of any other agreement between the Corporation or Subsidiaries and the Optionee.  Notwithstanding the foregoing, if the Optionee is party to an individual employment, severance-benefit, change-in-control or similar agreement with the Corporation or any of its Subsidiaries that contains a definition of “Cause” (or a correlative term), such definition will apply in lieu of the definition set forth above during the term of such agreement.

(ii)            “Disability” means the Optionee’s permanent disability as determined by the Committee for purposes of the Award and similar awards under such rules as it may establish from time to time, which rules may be, but shall not be required to be, the same as those used in determining disability under any long-term disability insurance program of the Corporation.

(iii)            “Employment” and similar or correlative terms mean the Optionee’s employment or other service relationship with the Corporation and its Subsidiaries, and except as otherwise provided by the Committee, the Optionee’s Employment shall be deemed to continue for so long as the Optionee continues to be employed by, or otherwise to provide services to, the Corporation or its Subsidiaries. It shall not be considered a termination of employment if and when the Optionee shall apply for and be placed by the Corporation or a Subsidiary on military or sick leave or such other type of leave of absence which is considered as continuing intact the employment relationship of the Optionee.  In case of such leave of absence the employment relationship shall be continued until the later of the date when such leave equals  ninety (90) days or the date when the Optionee’s right to reemployment with the Corporation or such Subsidiary shall no longer be guaranteed either by law or contract.  In addition, Employment shall be treated as continuing during the term of approved leaves as determined by the Committee.

6.             Exercise of Stock Option.  Each election to exercise this Stock Option shall be in writing in a form acceptable to the Committee, signed (including by means of an electronic signature in a form acceptable to the Committee) by the Optionee or the Optionee’s executor, administrator, or legally appointed representative (in the event of the Optionee’s incapacity) or the person or persons to whom this Stock Option is transferred by will or the applicable laws of descent and distribution and received by the Corporation at its principal office, accompanied by payment in full.  Subject to the further terms and conditions provided in the Plan and rules prescribed by the Committee, the purchase price of the shares as to which any portion of a Stock Option is to be exercised shall be paid (A) in full in cash or by certified check, bank draft or money order, or (B) by delivery of shares of Common Stock owned by the Optionee, or (C) by any other or combination of these means or by other means approved by the Committee.

7.             Tax Withholding.  The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued shares upon exercise, are subject to the Optionee’s promptly paying to the Corporation in cash (or satisfying by such other means as may be acceptable to the Committee in its discretion) all taxes required to be withheld.

8.             Transfer of Stock Option.  Except as determined by the Committee pursuant to Section 6.6 of the Plan, the Stock Option shall not be assignable or transferable except by will or the laws of descent and distribution, and, except to the extent required by law, no right or interest of the Optionee with respect to the Stock Option shall be subject to any lien, obligation or liability of the Optionee.  All rights with respect to the Stock Option shall be exercisable during the Optionee’s lifetime only by the Optionee or, if applicable, by a family member to whom the Stock Option has been transferred in accordance with Section 6.6 of the Plan (the “Permitted Transferees”).  The rights of a Permitted Transferee shall be limited to the rights conveyed to such Permitted Transferee, who shall be subject to and bound by the terms of this Agreement and any other terms as the Committee shall prescribe at the time that all or part of the Stock Option is proposed to be transferred to such Permitted Transferee.  Any attempt at assignment, transfer, pledge, hypothecation or other disposition of the Stock Option contrary to the provisions hereof, and the levy of an attachment or similar proceeding upon the Stock Option, shall be null and void.

9.             Certain Adjustments.  If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the shares of Common Stock or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change or any other change affecting the Common Stock, the Stock Option shall be adjusted as provided in Section 4.3 of the Plan.  The Corporation shall not be required to issue fractional shares upon exercise of the Stock Option after a change as provided for in this Section 9, but shall, to the extent practicable, make an adjustment in cash on the basis of the current market value of any fractional share.

10.           Employment At Will.  The Stock Option granted hereby shall not impose any obligation on the Corporation or any Subsidiary to continue the Employment of the Optionee.

11.           Governing Law.  The Stock Option shall be construed and given effect in accordance with the laws of the State of Delaware other than the conflict of laws provisions of such laws.

12.           Headings.  The headings used in this Agreement are for convenience only and shall not affect the interpretation of the provisions set forth herein.

13.           Notice. Whenever notice is required to be given under the terms of this Agreement, except as otherwise expressly provided herein, such notice shall be in writing and delivered in person by the party giving notice (or by his, her or its agent) or by registered or certified mail as follows:

(i)            If to the Corporation, to it at:

One Meadowlands Plaza
East Rutherford, New Jersey 07073
Attention: Corporate Secretary

(ii)            if to the Optionee or his or her legal representative, at their respective last known addresses as shown in the records of the Corporation, or in the absence of any such record for the Optionee’s legal representative, to the Optionee’s last known address as shown in the records of the Corporation, or

(iii)            to such other address with respect to either party as such party shall notify the other.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CAMBREX CORPORATION

/s/ William M. Haskel
By: William M. Haskel
Title: Senior Vice President

Optionee

«Name»